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                                                                 EXHIBIT (10)(b)

INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 18 to Registration Statement No. 33-43654 of ML of New York Variable Annuity Separate Account A on Form N-4 of our reports on (i) ML Life Insurance Company of New York dated February 25, 2002, and (ii) ML of New York Variable Annuity Separate Account A dated March 1, 2002, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

New York, New York
April 22, 2002

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